EXHIBIT 10.1


--------------------------------------------------------------------------------

                        CONFIDENTIAL TREATMENT REQUESTED

   Confidential Portions of this Agreement Which Have Been Redacted Are Marked with Brackets ([***]). The Omitted Material Has Been Filed
             Separately With the Securities and Exchange Commission.


                            ASSET PURCHASE AGREEMENT


                                  (FURADANTIN)


                                 by and between


                           DURA PHARMACEUTICALS, INC.


                                       and


                    FIRST HORIZON PHARMACEUTICAL CORPORATION


                          dated as of December 21, 2001



--------------------------------------------------------------------------------

                                Table of Contents


Article I. Definitions.........................................................1
         Section 1.01      Defined Terms.......................................1
         Section 1.02      Construction of Certain Terms and Phrases...........8

Article II. Purchase and Sale of Assets........................................8
         Section 2.01      Purchase and Sale of Assets.........................8

Article III. Assumption of Assumed Liabilities.................................9
         Section 3.01      Assumption of Assumed Liabilities...................9
         Section 3.02      Excluded Liabilities................................9

Article IV. Purchase Price and Payment.........................................9
         Section 4.01      Purchase Price......................................9
         Section 4.02      Purchase of Product Inventory.......................9
         Section 4.03      Allocation of Purchase Price.......................10
         Section 4.04      Payment of Sales, Use and Other Taxes..............10
         Section 4.05      Purchase Price Adjustment..........................11

Article V. Closing............................................................12
         Section 5.01      Time and Place.....................................12
         Section 5.02      Deliveries at Closing..............................12

Article VI. Representations and Warranties of Seller..........................13
         Section 6.01      Organization, Etc..................................13
         Section 6.02      Authority of Seller................................13
         Section 6.03      Consents and Approvals.............................14
         Section 6.04      Non-Contravention..................................14
         Section 6.05      Assumed Contracts..................................14
         Section 6.06      Intellectual Property Rights.......................15
         Section 6.07      Litigation.........................................15
         Section 6.08      Compliance with Law................................16
         Section 6.09      Regulatory Matters.................................16
         Section 6.10      Brokers............................................16
         Section 6.11      Title..............................................16
         Section 6.12      Inventory..........................................16
         Section 6.13      Material Facts.....................................17
         Section 6.14      Insurance..........................................17
         Section 6.15      No Other Warranties................................17
         Section 6.16      Financial Statements...............................17
         Section 6.17      Ordinary Course of Business and No Adverse Effect..17
         Section 6.18      Confidential Information...........................18
         Section 6.19      Managed Care Agreements............................18
         Section 6.20      Customer Lists.....................................18

Article VII. Representations and Warranties of Buyer..........................18
         Section 7.01      Corporate Organization.............................18
         Section 7.02      Authority of Buyer.................................18
         Section 7.03      Consents and Approvals.............................19
         Section 7.04      Non-Contravention by Buyer.........................19
         Section 7.05      Litigation.........................................19
         Section 7.06      Financing..........................................20
         Section 7.07      Brokers............................................20

Article VIII. Covenants of the Parties........................................20
         Section 8.01      Cooperation........................................20
         Section 8.02      Access.............................................20
         Section 8.03      Public Announcements...............................21
         Section 8.04      Non-Solicitation...................................21
         Section 8.05      Corporate Names....................................22
         Section 8.06      Assistance in Collecting Certain Amounts...........22
         Section 8.07      Handling of Product Inventory......................22
         Section 8.08      Differentiation of Product.........................23
         Section 8.09      Regulatory Matters.................................23
         Section 8.10      Product Returns, Chargebacks and Rebates...........24
         Section 8.11      Compliance Audits..................................25
         Section 8.12      Labeling Requirements..............................25
         Section 8.13      Acknowledgement by Buyer of Restrictive Covenant...25
         Section 8.14      Transitional Regulatory Services...................25
         Section 8.15      Non-Competition....................................26
         Section 8.16      Audit Financial Information........................26
         Section 8.17      Government Multi-Product Contracts.................27
         Section 8.18      Further Assurances.................................27
         Section 8.19      Notice to Customers................................28

Article IX. Conditions to the Obligations of Seller...........................28
         Section 9.01      Representations, Warranties and Covenants..........28
         Section 9.02      No Actions or Proceedings..........................28
         Section 9.03      Consents...........................................28
         Section 9.04      Closing Deliveries.................................28
         Section 9.05      Other Closing Deliveries...........................28

Article X. Conditions to the Obligations of Buyer.............................29
         Section 10.01     Representations, Warranties and Covenants..........29
         Section 10.02     No Actions or Proceedings..........................29
         Section 10.03     Consents...........................................29
         Section 10.04     Closing Deliveries.................................29
         Section 10.05     Other Closing Deliveries...........................29

Article XI. Indemnification...................................................29
         Section 11.01     Survival of Representations, Warranties, Etc.......29
         Section 11.02     Indemnification....................................30

         Section 11.03     Limitations........................................32
         Section 11.04     Limitation of Liability............................33

Article XII. Miscellaneous....................................................34
         Section 12.01     Confidentiality....................................34
         Section 12.02     Notices............................................34
         Section 12.03     Entire Agreement...................................36
         Section 12.04     Waiver.............................................36
         Section 12.05     Amendment..........................................36
         Section 12.06     Third Party Beneficiaries..........................36
         Section 12.07     Assignment; Binding Effect.........................36
         Section 12.08     Headings...........................................36
         Section 12.09     Severability.......................................36
         Section 12.10     Governing Law......................................37
         Section 12.11     Expenses...........................................37
         Section 12.12     Counterparts.......................................37
         Section 12.13     Schedules, Exhibits and Other Agreements...........37


         Exhibit A.........Intellectual Property

         Exhibit B.........Trademark Assignment

         Exhibit C.........Assignment and Assumption Agreement

         Exhibit D.........Bill of Sale

         Exhibit E.........Supply Agreement

         Exhibit F.........Transition Services and Regulatory Plan

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made and entered into as of December 21, 2001, by and between First Horizon Pharmaceutical Corporation, a Delaware corporation ("Buyer"), and Dura Pharmaceuticals, Inc., a Delaware corporation ("Seller").

                                    RECITALS

     WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets (as defined below) and Product Inventory (as defined below).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                             Article I. Definitions

     Section 1.01 Defined Terms.

     As used in this Agreement, the following defined terms have the meanings described below:

     "Accounts Receivable" means all trade accounts and notes receivable and other miscellaneous receivables of the Business, including those that are not evidenced by instruments or invoices existing as of the Closing.

     "Action or Proceeding" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Actual Q1 Sales" has the meaning set forth in Section 4.05(a)(ii).

     "Actual Q1 Units Sold" has the meaning set forth in Section 4.05(a)(i).

     "Adverse Effect" means an effect or condition that individually or in the aggregate or together with all other events, or changes, or occurrences is, or reasonably could be expected to be, (i) materially adverse to the Purchased Assets, the Product Inventory, the business, results of operations, or financial condition of the Business, or the Product or (ii) materially adverse to the ability of a Party to consummate the transactions contemplated by this Agreement.

     "Affiliate" means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such person or entity. A Person shall be regarded as in control of another Person if it owns or controls, directly or indirectly, (i) in the case of corporate entities at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities in the subject entity entitled to vote in the election of directors and, (ii) in the case of an entity that is not a corporation, at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity or entitled to elect the corresponding management authority, provided, however, that the term "Affiliate" shall not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

     "Agreement" has the meaning set forth in the Preamble hereto.

     "Assets and Properties" of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, regulatory approvals, equipment, inventory, goods and intellectual property.

     "Assignment and Assumption Agreement" has the meaning set forth in Section 5.02(a)(ii).

     "Assumed Contract" means (i) any Contract listed on Schedule 6.05 or (ii) any Contract in effect as of the Closing to which Seller or any of its Affiliates is a party with a remaining payment obligation by Seller of less than $10,000 that relates exclusively to the Business.

     "Assumed Liabilities" means:

     (i) all accounts payable incurred by Buyer or an Affiliate of Buyer with respect to the Business subsequent to the Closing;

     (ii) all Liabilities and obligations that Buyer has expressly assumed or agreed to assume under this Agreement;

     (iii) all Liabilities and obligations arising subsequent to closing under any Assumed Contract;

     (iv)  except  as  otherwise   provided   herein,   all  state  and  federal
Medicaid/Medicare rebates related to Product and Product Inventory sold after the Closing;

     (v) except as otherwise provided herein, all credits, chargeback rebates, utilization based rebates, reimbursements and similar payments to wholesalers and other distributors, buying groups, insurers and other institutions related to Product and Product Inventory that is sold after Closing;

     (vi) all Liabilities and obligations related to product liability claims or threatened claims or injuries caused by Product and Product Inventory (but in the case of Product Inventory, only to the extent that the subject product liability claims or threatened claims or injuries are due to the acts or omissions of Buyer), in each case sold by or on behalf of Buyer after the Closing;

     (vii) any Liability for Taxes in relation to periods following the Closing; and

     (viii) all other Liabilities and obligations arising out of the operation or conduct of the Business after the Closing.

     "Auditor" has the meaning set forth in Section 4.02(b).

     "Books and Records" means copies of all files, documents, instruments, papers, books and records owned by Seller or an Affiliate of Seller to the extent relating exclusively to the Business, including any pricing lists, customer lists, vendor lists, financial data, research and development files, marketing materials (if any), regulatory files, clinical studies and all documentation relating to the Intellectual Property, but excluding (i) any such items to the extent that any applicable Law prohibits their transfer, and (ii) any such items which the Seller is contractually prevented from transferring, provided that Seller will provide Buyer with access to these items in sub-clauses (i) and (ii) (collectively referred to herein as "Non-transferable Books and Records") to the fullest extent permitted by applicable Law or such contract. From and after the Closing if Seller discovers in its possession (x) any files, documents, instruments, papers, books and records that would otherwise constitute "Books and Records" and have not theretofore been delivered to Buyer in accordance with the terms hereof ("Newly Discovered Books and Records") or (y) any Non-transferable Books and Records, then in the case of clause (x) above, Seller shall promptly deliver such Newly Discovered Books and Records to Buyer, and in the case of clause (y) above, Seller shall promptly advise Buyer that such Non-transferable Books and Records cannot be transferred to Buyer and Seller will provide Buyer access to such Non-transferable Books and Records to the fullest extent permitted by applicable Law or applicable contract, as the case may be.

     "Business" means the activities of manufacturing, marketing, selling and distributing the Product in the Territory.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York City are authorized or obligated to close.

     "Buyer" has the meaning set forth in the Preamble to this Agreement.

     "Buyer Closing Documents" has the meaning set forth in Section 7.02.

     "Buyer Disclosure Schedule" has the meaning set forth in Article VII hereof.

     "Buyer Governmental Consent" has the meaning set forth in Section 7.03(a).

     "Buyer Governmental  Multi-Product  Contracts" has the meaning set forth in
Section 8.17.

                                      [***] - CONFIDENTIAL  TREATMENT  REQUESTED

     "Buyer Indemnified Parties" has the meaning set forth in Section 11.02(a).

     "Buyer   Labeling"  means  the  printed  labels,   labeling  and  packaging
materials, including printed carton, container labels and package inserts, used by Buyer and bearing Buyer's name for the Product.

     "Buyer Third Party Consent" has the meaning set forth in Section 7.03(b).

     "Closing" has the meaning set forth in Section 5.01.

     "Closing Date" means the date that the Closing actually occurs as provided in Section 5.01.

     "Closing Payment" has the meaning set forth in Section 4.01(a).

     "Confidential Information" has the meaning set forth in Section 13.01.

     "Contract" means any and all commitments, contracts, Purchase Orders, leases, or other agreements, whether written or oral.

     "Corporate Names" has the meaning set forth in Section 8.05(a).

     "Damages" has the meaning set forth in Section 11.02(a).

     "Disclosing Party" has the meaning set forth in Section 13.01(a).

     "Encumbrance" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     "Excluded Assets" means all Assets and Properties of Seller and its Affiliates except the Purchased Assets and the Product Inventory.

     "Excluded Liabilities" means all Liabilities and obligations of Seller and its Affiliates except the Assumed Liabilities.

     "Expiration Date" means the date [***]after the Closing Date.

     "FSS" has the meaning set forth in Section 8.10 (c).

     "Garraton Agreement" means the Distributor Agreement dated May 28, 1981, between Norwich-Eaton Pharmaceuticals and Luis Garraton, Inc., which was subsequently assigned to Seller.

     "Goodwill" means goodwill associated with the Business other than goodwill associated with any trademark, trade name, service mark, service name, slogan or logo or other intellectual property or assets owned by Seller and not included in the Purchased Assets or Product Inventory.

     "Government Multi-Product Contracts" means all Contracts by which Seller dispenses Product through a Governmental or Regulatory Authority (such as the Medicaid program or a state equivalent), together with other pharmaceutical products of Seller.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision thereof.

     "Indemnification  Claim  Notice"  has the  meaning  set  forth  in  Section
11.02(c).

     "Indemnified Party" has the meaning set forth in Section 11.02(c).

     "Indemnifying Party" has the meaning set forth in Section 11.02(c).

     "Indemnitee" and  "Indemnitees"  have the respective  meanings set forth in
Section 11.02(c).

     "Intellectual Property" means intellectual property rights owned by or licensed to Seller and its Affiliates to the extent used exclusively in connection with the Business including: (i) Know-How; (ii) copyrights; (iii) trade dress and logos and (ii) the Trademark.

     "Inventory Payment" has the meaning set forth in Section 4.02(a).

     "Inventory  Payment  Adjustment"  has the  meaning  set  forth  in  Section
4.02(b).

     "Know-How" means all information and know-how owned or licensed by Seller and its Affiliates to the extent used exclusively in connection with the Business, including any technical information, formulae, processes, clinical studies, trade secrets, confidential information, documents, materials, customer lists, technology, formulations, Product specifications, testing data, reports, criteria, procedures and analytical methods, in each case in tangible form.

     "Knowledge" with respect to any Party, means the actual knowledge of the senior management of such Party and in the case of Seller, also means the actual knowledge of management involved with the Product.

     "Law" means any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any Governmental or Regulatory Authority.

     "Liability"  means any  liability  (whether  known or unknown,  asserted or
unasserted,   absolute  or  contingent,  accrued  or  unaccrued,  liquidated  or unliquidated, and due or to become due), including any liability for Taxes.

     "New Drug Application" or "NDA" mean the application (U.S. NDA Number 9-175) for the Product prepared pursuant to applicable FDA Regulations for filing with the FDA for authorization to market the Product within the United

States, including all additions, supplements, extensions and modifications thereto and all legal rights and privileges belonging or accruing to the owner or holder of such application.

     "Non-disclosing Party" has the meaning set forth in Section 13.01(a).

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Ordinary Course of Business" means such action that is consistent with the past practices of the Business.

     "P&G" means Procter & Gamble Pharmaceuticals, Inc.

     "P&G Asset Purchase Agreement Consent" means a consent executed by P&G pursuant to which P&G consents to Seller's assignment of all of Seller's rights and obligations under Sections 5.3, 5.10, 8.4 and Articles 9 and 10 thereof and such other provisions thereof as Buyer shall specifically request.

     "P&G Consents" means the P&G Asset Purchase Agreement Consent and the P&G Manufacturing Agreement Consent.

     "P&G Manufacturing Agreement Consent" means a consent executed by P&G pursuant to which P&G consents to Seller's assignment of all of Seller's rights and obligations under the P&G Manufacturing Agreement to Buyer.

     "P&G Manufacturing Agreement" means that certain Contract Manufacturing Agreement between P&G and Seller dated May 7, 1996.

     "P&G Asset Purchase Agreement" means that certain Agreement for Purchase and Sale of Furadantin Assets between P&G and Seller dated May 7, 1996.

     "P&G Agreements" means the P&G Manufacturing Agreement and the P&G Asset Purchase Agreement.

     "Parties" means Buyer and Seller.

     "Party" means each of Buyer and Seller.

     "Permitted Encumbrance" means (i) any Encumbrance for Taxes not yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established and (ii) any minor imperfection of title or similar Encumbrance that individually or in the aggregate would not have an Adverse Effect.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                                      [***] - CONFIDENTIAL  TREATMENT  REQUESTED

     "Product" means nitrofurantoin suspension pharmaceutical products in the formulation sold by or on behalf of Seller or its Affiliates under the trademark FURADANTIN(R) prior to the Closing.

     "Product Inventory" means all inventory of finished Product owned as of the Closing by Seller or any Affiliate thereof whether held at a location or facility of Seller or any Affiliate (or any other Person on behalf of Seller or any Affiliate) or in transit to or from Seller or any Affiliate (or any other such other Person); provided that the expiration date for such Product Inventory is at least [***] after the Closing Date.

     "Purchased Assets" means, subject to Section 2.01 and except as otherwise provided on the Seller Disclosure Schedule: (i) the Intellectual Property; (ii) the Assumed Contracts; (iii) the Regulatory Approvals; (iv) the Books and Records; (v) the Goodwill; and (vi) all other assets of the Seller or its Affiliates which relate exclusively to the Business other than the Garraton Agreement, the P&G Agreements, and Government Multi-Product Contracts.

     "Purchase Orders" means all purchase orders for Products as of the Closing Date which are unfulfilled.

     "Product Sales Reports" means the internally generated reports of Seller attached hereto as Schedule 1.01(a).

     "Product Sales Reports Compilation Methodology" means the internally generated schedule of Seller entitled "Product Sales Reports Compilation Methodology" dated December 19, 2001 and attached hereto as Schedule 1.01(b).

     "Q1" has the meaning set forth in Section 4.05(a)(i).

     "Q1 Units Threshold" has the meaning set forth in Section 4.05(a)(i).

     "Regulatory Approvals" means, as they relate exclusively to the Product in the Territory, and to the extent owned or licensed by Seller or its Affiliates, all applications, permits, licenses, approvals, registrations and authorizations relating to the Product issued by any Governmental or Regulatory Authority, including the NDA.

     "Seller" has the meaning set forth in the Preamble to this Agreement.

     "Seller Closing Documents" has the meaning set forth in Section 6.02.

     "Seller  Disclosure  Schedule" has the meaning set forth in the preamble to
Article VI of this Agreement.

     "Seller Governmental Consent" has the meaning set forth in Section 6.03(a).

     "Seller Third Party Consent" has the meaning set forth in Section 6.03(b).

     "Supply Agreement" has the meaning set forth in Section 5.02(a)(vi).

     "Tax" means all of the following tax in connection with the operations of the Business: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by an governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign);
(ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     "Territory" means the United States and Puerto Rico.

     "Third Party Claim" has the meaning set forth in Section 11.02(d).

     "Trademark" means the United States registered trademark FURADANTIN and all common law rights in the trademark FURADANTIN in the Territory and all goodwill associated therewith.

     "Transition Services and Regulatory Plan" means that certain transition and regulatory plan in substantially the form of Exhibit F hereto.

     Section 1.02 Construction of Certain Terms and Phrases.

     Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section" or "Exhibit" refer to the specified Article, Section or Exhibit of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase, "and/or"; and (f) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under U.S. Generally Accepted Accounting Principles, consistently applied.

                    Article II. Purchase and Sale of Assets

     Section 2.01 Purchase and Sale of Assets.

     (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, or shall cause its relevant Affiliates to, sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller and such Affiliates of Seller, all of Seller's and each such Affiliate's right, title and interest, as of the Closing, in and to the Purchased Assets in the Territory free and clear of any Encumbrances (other than Permitted Encumbrances).

     (b)  Notwithstanding  anything contained in this Agreement to the contrary,
(i) from and after the Closing, Seller and its Affiliates shall retain all of their right, title and interest in and to the Excluded Assets, and (ii) Seller may retain the originals of all Books and Records and an archival copy of all Assumed Contracts and other documents or materials conveyed hereunder to be held by Seller subject to Section 13.01 hereof.

     (c) Buyer acknowledges and agrees that it is not purchasing any right to manufacture, use, market, sell or distribute, nor to grant to any other Person any right to manufacture, use, market, sell or distribute, any of the Product outside of the Territory.

                Article III. Assumption of Assumed Liabilities.

     Section 3.01 Assumption of Assumed Liabilities.

     Subject to the terms and conditions of this Agreement, as of the Closing Date, Buyer agrees to assume, satisfy, perform, pay, discharge and otherwise be responsible for the Assumed Liabilities. Except for the Assumed Liabilities, the Buyer is not assuming nor shall Buyer be responsible for Liability of the Seller or its Affiliates, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise.

     Section 3.02 Excluded Liabilities.

     Seller and its Affiliates shall retain and remain solely responsible for and to satisfy, perform, pay and discharge when due, any and all Excluded Liabilities.

                     Article IV. Purchase Price and Payment

     Section 4.01 Purchase Price.

     As consideration for the Purchased Assets, Buyer shall:

     (a) pay to Seller at the Closing an aggregate of Fifteen Million Eight Hundred Thousand Dollars ($15,800,000) (the "Closing Payment"); and

     (b) assume the Assumed Liabilities.

     The Closing Payment shall be paid by Buyer to Seller in cash by wire transfer of immediately available funds to an account or accounts designated by Seller prior to the Closing Date.

     Section 4.02 Purchase of Product Inventory

     (a) As soon as practicable following the Closing, but in no event later than four (4) Business Days following the Closing, Seller shall deliver to Buyer at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, or such other location or locations as Buyer shall designate in writing, all Product Inventory on hand purchased hereunder; provided, however, that five (5) batches of Product Inventory will be delivered to such location within four (4) Business Days after Seller's completion of standard release procedures with respect to such five (5) batches of Product Inventory, but in no event later than January 14, 2002.

Subject to adjustment as provided in Section 4.02(b), Buyer shall pay to Seller a price equal to $80,710.22 (calculated in accordance with the per unit prices set forth in Section 4.1 of the Supply Agreement) for the Product Inventory ("Inventory Payment"), which amount shall be payable within ten (10) days after receipt of an invoice therefor from Seller. The Inventory Payment shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by Seller not less than two (2) Business Days prior to the date on which such payment is due. Title to and risk of loss with respect to any Product Inventory shall pass from Seller to Buyer upon delivery of such Product Inventory to Buyer's designated facility. Buyer shall notify Seller of any claim that the Product Inventory fails to conform to required specifications within five (5) days from delivery of such Product Inventory to Buyer.

     (b) Within five (5) Business Days after all the Product Inventory is delivered pursuant to Section 4.02(a), Buyer shall notify Seller if it believes that there is a discrepancy between the amount of Product Inventory delivered and the amount of Product Inventory set forth in the Product Inventory invoice delivered by Seller pursuant to Section 4.02(a). After receiving notice from Buyer of an alleged discrepancy, the Parties shall use good faith efforts to resolve such dispute. If the Parties are unable to resolve such dispute within thirty (30) days, then either Party may request that an independent third party experienced in pharmaceutical inventory matters ("Auditor") be appointed to audit the Product Inventory. Such Auditor shall be mutually agreeable to the Parties. The decision of the Auditor shall be final and binding on the Parties, absent manifest error. The fees of the Auditor shall be paid one-half by Seller and one-half by Buyer. The amount of any adjustment to the Inventory Payment, either as agreed to by the Parties or as determined by the Auditor, shall be referred to as the "Inventory Payment Adjustment". If Buyer does not provide notice of a discrepancy within such five (5) Business Day period, the amount of Product Inventory set forth in the Product Inventory invoice delivered by Seller pursuant to Section 4.02(a) shall be final and binding on the Parties.

     (c) The Inventory Payment Adjustment shall be paid by Buyer or Seller, as the case may be, not later than five (5) Business Days after the final determination of the amount of Product Inventory in accordance with Section 4.02(b).

     Section 4.03 Allocation of Purchase Price.

     (a) Buyer and Seller agree (i) to report the sale and purchase of the Purchased Assets and Product Inventory for Tax purposes in accordance with allocations mutually agreed to in good faith within thirty (30) days following the Closing and (ii) not to take any position inconsistent with such allocations on any of their respective tax returns.

     (b) All payments made pursuant to Sections 4.02(c), 4.05 and Article XI shall be deemed adjustments to the Closing Payment and the Inventory Payment, as the case may be.

     Section 4.04 Payment of Sales, Use and Other Taxes. Buyer shall be solely responsible for all sales, use, transfer, value added and other related Taxes, if any, arising out of the sale by Seller and its Affiliates of the Purchased Assets and Product Inventory to Buyer pursuant to this Agreement, it being acknowledged and specifically agreed, however, that Buyer shall have no responsibility for, and Seller will be solely responsible for, any Tax payable on any income or gain of Seller or its Affiliates arising from the sale of the Purchased Assets or Product Inventory or otherwise arising under this Agreement. Buyer hereby waives compliance by Seller

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

with the provisions of the bulk transfer laws of any state, and Seller hereby agrees to indemnify, pursuant to the terms of Article XI hereof, and hold harmless Buyer from any Liability resulting from such noncompliance.

     Section 4.05 Purchase Price Adjustment.

     The Closing Payment shall be subject to adjustment as follows:

     (a) First Quarter Adjustment.

          (i) If, during the quarter ending March 31, 2002 ("Q1"), Buyer has not raised the price of the Product by more than [***] from the price of the Product as of Closing Date, and in the event that (i) the units threshold of [***]ml of Product (the "Q1 Units Threshold") is greater than (ii) the Buyer's aggregate sales of units (by ml) in the Territory during Q1 ("Actual Q1 Units Sold"), Seller shall pay to Buyer an amount equal to [***] per ml for the portion of units, if any, equaling the difference between the Q1 Units Threshold and Actual Q1 Units Sold; and

          (ii) If, during Q1, Buyer has raised the price of the Product by more than [***]from the price as of the Closing Date, and in the event that (i) the sales threshold of $[***] (the "Q1 Sales Threshold") is greater than (ii) Buyer's aggregate gross sales before any deduction for the sale of the Products in the Territory sold during Q1 ("Actual Q1 Sales"), Seller shall pay to Buyer an amount equal to the portion, if any, of the difference between the Q1 Sales Threshold and Actual Q1 Sales.

The payment made under either Section 4.05(a)(i) or (ii) above, if any, shall be referred to herein as the "Q1 Payment."

     (b) Reports;  Payments.  In connection  with the  adjustments  set forth in
Section 4.05(a) hereof, Buyer shall provide a report (the "Quarter Report") to Seller no later than sixty (60) days after the end of Q1 setting forth the calculation of Actual Q1 Sales and the amount of the Q1 Payment (if any) due, in sufficient detail to permit Seller to determine whether the calculation of Actual Q1 Units Sold or Actual Q1 Sales, as the case may be, and the Q1 Payment (if any) due is accurate. Seller shall notify Buyer in writing within five (5) Business Days after receiving the Quarter Report of whether Seller agrees with or disputes Buyer's calculation of Actual Q1 Units Sold or Actual Q1 Sales, as the case may be, and the amount of the Q1 Payment (if any). In the event that Seller agrees with Buyer's calculation of the Q1 Payment, Seller shall promptly pay any such Q1 Payment to Buyer. In the event that Seller disputes Buyer's calculation of the Q1 Payment (if any), the Parties shall attempt to resolve such dispute in good faith. The Q1 Payment (if any) to be made pursuant to this
Section 4.05 shall be paid by wire transfer of immediately available funds to an account or accounts designated by Buyer in writing.

                               Article V. Closing

     Section 5.01 Time and Place.

     The closing of the transactions contemplated by this Agreement, including without limitation the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place as promptly as practicable, but no later than December 21, 2001, at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, California 92130, unless another time or place shall be agreed to by the Parties. The Closing shall be deemed completed as of 11:59 a.m. Pacific Standard Time on the evening of the Closing Date.

     Section 5.02 Deliveries at Closing.

     (a) Closing Deliveries by Seller.

     At the Closing, Seller shall deliver or cause to be delivered to Buyer:

          (i) the intellectual property assignment documents necessary to transfer the Intellectual Property to Buyer, substantially in the form of Exhibit A hereto, (the "Intellectual Property Assignment");

          (ii) the trademark assignment documents necessary to transfer the Trademark to Buyer, substantially in the form of Exhibit B hereto, (the "Trademark Assignment");

          (iii) an assignment and assumption agreement assigning to Buyer all rights and obligations of Seller and its Affiliates in and to the Assumed Liabilities, substantially in the form of Exhibit C hereto, (the "Assignment and Assumption Agreement");

          (iv) copies of all Seller Third Party Consents (if any);

          (v) a bill of sale to transfer the Purchased Assets to Buyer, substantially in the form of Exhibit D hereto, (the "Bill of Sale");

          (vi) the supply agreement between Buyer and Seller substantially in the form of Exhibit E hereto (the "Supply Agreement");

          (vii) the certificates and other documents to be delivered pursuant to
Article X hereof; and

          (viii) such other documents as may be reasonably necessary or appropriate to consummate the transactions contemplated hereby.

     (b) Closing Deliveries by Buyer.

     At the Closing, Buyer shall deliver or cause to be delivered to Seller:

          (i) the Closing Payment in accordance with Section 4.01 hereof;

          (ii) the Assignment and Assumption Agreement;

          (iii)  such  instruments  of  assumption  and  other   instruments  or
documents, in form and substance reasonable acceptable to Seller and Buyer, as may be necessary to effect Buyer's assumption of the Assumed Liabilities;

          (iv) the Supply Agreement;

          (v) copies of all Buyer Third Party Consents (if any);

          (vi) the certificates and other documents to be delivered  pursuant to
Article IX hereof; and

          (vii) such other documents as may be necessary or appropriate to consummate the transactions contemplated hereby.

              Article VI. Representations and Warranties of Seller

     Except as specifically disclosed in the disclosure schedule supplied by Seller to Buyer and dated as of the date hereof (the "Seller Disclosure Schedule"), which Seller Disclosure Schedule shall be deemed to be representations and warranties of Seller as if made herein, Seller represents and warrants to Buyer as of the date hereof, as follows:

     Section 6.01 Organization, Etc.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it. Each Affiliate of Seller selling, transferring, conveying, assigning or delivering any Purchased Assets or Product Inventory is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it.

     Section 6.02 Authority of Seller.

     Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the other agreements to be executed and delivered by the Seller at the Closing (the "Seller Closing Documents") and to carry out the transactions contemplated hereby and thereby. The Board of Directors or Executive Committee of the Board of Directors of Seller has taken any action required by Law or its organizational documents to be taken by it to authorize the execution and delivery of this Agreement and the Seller Closing Documents by the Seller and the consummation of the transactions contemplated hereunder and thereunder. This Agreement and each Seller Closing Document has been duly and validly executed and delivered by Seller and, when executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 6.03 Consents and Approvals.

     (a) All consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority (each a "Seller Governmental Consent") that are required by or with respect to Seller or its Affiliates in connection with the execution and delivery of this Agreement and the Seller Closing Documents by the Seller, and its performance of its obligations hereunder and thereunder are set forth on Schedule 6.03(a) of the Seller Disclosure Schedule. Each Seller Governmental Consent has been obtained, except to the extent that the failure to obtain such Seller Governmental Consent would not have an Adverse Effect.

     (b) All consents, waivers, approvals, authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) (each a "Seller Third Party Consent") that are required by or with respect to Seller or its Affiliates in connection with the execution and delivery of this Agreement and the Seller Closing Documents by the Seller, and its performance of its obligations hereunder and thereunder are set forth on Schedule 6.03(b) of the Seller Disclosure Schedule. Each Seller Third Party Consent (if any) has been obtained, except to the extent that the failure to obtain such Seller Third Party Consent (if any) would not have an Adverse Effect.

     Section 6.04 Non-Contravention.

     The execution and delivery by Seller of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a)  conflict  with or result in a violation or breach of any of the terms,
conditions  or  provisions  of  the  Certificate  of   Incorporation   or  other
organizational documents of Seller;

     (b) conflict with or result in a violation or breach of any term or provision of any Law applicable to Seller, the Business, the Purchased Assets or the Product Inventory; or

     (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance (other than a Permitted Encumbrance) upon any Assumed Contract, other than such conflicts, breaches or defaults as would not have an Adverse Effect.

     Section 6.05 Assumed Contracts.

     Except for the P&G Agreements, the Garraton Agreement and the Government Multi-Product Contracts, Section 6.05 of the Seller Disclosure Schedule sets forth a complete and correct list of each written Contract assignable to Buyer by its terms to which Seller or any of its Affiliates is a party that relates exclusively to the Business and that relates to the purchase or disposition of assets, or the provision of services by or for the Business, with a value in excess of Ten Thousand Dollars ($10,000.00). Each of the Assumed Contracts is in effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller or an Affiliate of Seller; and Seller has performed all of its required material obligations under, and is not in material violation or breach of or default under, any such Assumed Contract. To the Knowledge of Seller, the other parties to the Assumed Contracts are not in material violation or breach of or default under any such Assumed Contract. Seller has made available to Buyer complete and correct copies of all Assumed Contracts identified in Section 6.05 of the Seller Disclosure Schedule. Other than the P&G Agreements, the Garraton Agreement and the Government Multi-Product Contracts, the Assumed Contracts are all the Contracts necessary to conduct the Business as it is currently being conducted. Seller has not given notice to P&G pursuant to Section 7.2 of the P&G Manufacturing Agreement of any intention by Seller to terminate the P&G Manufacturing Agreement.

     Section 6.06 Intellectual Property Rights.

     Section 6.06 of the Seller Disclosure Schedule sets forth all of the registrations (and applications therefor) of the trademarks which are owned or controlled by the Seller or any of its Affiliates in the Territory which relate exclusively to the Product. There are no royalty, commission or similar obligations on the Seller or its Affiliates applicable to the Intellectual Property included in the Purchased Assets. The Seller has not agreed to indemnify any person for or against any infringement by such Intellectual Property or products or methods of conducting the Business. Seller or its Affiliates own all right, title and interest in and to, or have a license, sublicense or other permission to use and transfer, all of the Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances. Neither Seller nor any of its Affiliates has received any written notice from any person, or has Knowledge, (i) that the operation of the Business as currently conducted infringes or misappropriates the intellectual property rights (including trademark rights) of any third party, or (ii) that any third party has infringed or misappropriated or is infringing or misappropriating any of the Intellectual Property, except where such infringement or misappropriation would not have an Adverse Effect. All necessary registration, maintenance and renewal fees in connection with such Intellectual Property have been paid and all necessary documents and certificates in connection with such Intellectual Property have been filed with the relevant Governmental or Regulatory Authorities for the purposes of maintaining such Intellectual Property, except where the failure to take any such action would not have an Adverse Effect, and as of the Closing Date, the Trademark is in full force and effect. Neither Seller nor any of its Affiliates has Knowledge of any act or failure to act by any of them or any of their respective directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intellectual Property or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intellectual Property.

     Section 6.07 Litigation.

     There are no Actions or Proceedings currently pending or, to the Knowledge of Seller, threatened or reasonably anticipated against, relating to, affecting or arising in connection with (a) the Purchased Assets, the Product Inventory or the Business, except for such Actions or Proceedings that could not reasonably be expected to have an Adverse Effect; (b) this Agreement; or (c) the transactions contemplated by this Agreement. Seller is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Seller to perform its obligations hereunder.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     Section 6.08 Compliance with Law.

     Since January 1, 2000, Seller and its Affiliates have operated the Business substantially in compliance with all applicable Laws, except where failure to so comply could not reasonably be expected to result in an Adverse Effect, and neither Seller nor any of its Affiliates has received any written notice alleging any violation of such Laws, except for violations which could not reasonably be expected to result in an Adverse Effect.

     Section 6.09 Regulatory Matters.

     (a) All of the Regulatory Approvals are in full force and effect and have been duly and validly issued. Since January 1, 2000, there has been no Action or Proceeding by any Governmental or Regulatory Authority pending or, to the Knowledge of Seller, threatened seeking the a Product recall, market withdrawal or post sale warning, or the revocation or suspension of any Regulatory Approval. Seller has made available to Buyer complete and correct copies of all Regulatory Approvals.

     Section 6.10 Brokers.

     Seller has not retained any broker in connection with the transactions contemplated hereunder. Buyer has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Seller.

     Section 6.11 Title.

     Seller has good and marketable title to the Purchased Assets and Product Inventory, free and clear of all Encumbrances (other than Permitted Encumbrances). Seller has not received any written notice of any adverse claims of ownership to the Purchased Assets or Product Inventory, and to the Knowledge of Seller, there exists no set of facts or circumstances that would indicate that there is any reasonable basis to believe that any Person or Persons could assert a claim of ownership, right of possession or use in any way materially adverse to Buyer's rights in and to any of the Purchased Assets or Product
Inventory. Except for the P&G Agreements, the Garraton Agreement and the Government Multi-Product Contracts, the Purchased Assets and Product Inventory constitute all of the assets necessary for the conduct of the Business, as presently conducted by Seller and its Affiliates and as conducted by Seller and its Affiliates since January 1, 2001.

     Section 6.12 Inventory.

     All Product included in Product Inventory has an expiration date which is not less than [***] after the Closing Date and is saleable in the Ordinary
Course of Business, except for normal and customary amounts of below standard quality Product. All of the finished Product included in Product Inventory shall have been produced or manufactured in accordance with the specifications for such Product as set forth in the applicable Regulatory Approvals and substantially in compliance with applicable Law, other than, in either case, as would have no Adverse Effect.

     Section 6.13 Material Facts.

     To the Knowledge of Seller, neither this Agreement nor any schedule or exhibit hereto nor any written statement or certificate furnished in connection herewith or any of the transactions contemplated hereby (including, the Product Sales Reports and Product Sales Reports Compilation Methodology), contains an untrue statement of fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they are made, not materially misleading.

     Section 6.14 Insurance.

     There are no material claims arising out of or based upon any of the insurance policies of the Seller or its Affiliates relating to the Product and to the Knowledge of the Seller, no basis for any such material claim exists.

     Section 6.15 No Other Warranties.

     EXCEPT AS SET FORTH IN THIS ARTICLE VI, SELLER IS SELLING THE PURCHASED ASSETS AND PRODUCT INVENTORY HEREUNDER ON AN "AS IS" BASIS WITHOUT
REPRESENTATION OR WARRANTY AS TO THE PRODUCT, THE PRODUCT INVENTORY, THE PURCHASED ASSETS OR THE BUSINESS WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

     Section 6.16 Financial Statements.

     Seller represents and warrants that the Product Sales Reports were prepared in good faith in accordance with the books and records of Seller and the Product Sales Report Compilation Methodology on a consistent basis throughout the periods indicated.

     Section 6.17 Ordinary Course of Business and No Adverse Effect

     Since January 1, 2001, the Business has been operated in the Ordinary Course of Business, including the sale or offer for sale of Product. Without limiting the generality of the preceding sentence, since January 1, 2001 neither Seller nor any of its Affiliates has sold Product to wholesalers or distributors at prices below its standard selling price outside the Ordinary Course of Business or made any promotions or offers to wholesalers or distributors outside the Ordinary Course of Business. Since January 1, 2001, (a) there has been no effect or condition that individually or in the aggregate or together with all other events, or changes, or occurrences is, or reasonably could be expected to be materially adverse to the Purchased Assets, the Product Inventory, the Business, or the Product; (b) there has been no damage or impairment to, or destruction or loss of, the Purchased Assets or the Product Inventory, that had or could reasonably be expected to have an Adverse Effect; and (c) there has been no sale, assignment, transfer or Encumbrance (other than a Permitted Encumbrance) of the Purchased Assets or Product Inventory outside the Ordinary Course of Business.

     Section 6.18 Confidential Information

     Seller and its Affiliates have protected the confidential and proprietary information relating to the Product in a manner consistent with how each protects confidential and proprietary information relating to similar non-promoted products.

     Section 6.19 Managed Care Agreements.

     Neither the Seller nor any of its Affiliates is a party to or has any obligations or entitled to rights under any private managed care or group purchasing contracts in connection with the Business.

     Section 6.20 Customer Lists.

     Section 6.20 of the Seller Disclosure Schedule contains a true and complete list of Seller's top twenty (20) customers, based on dollar volume of sales from January 1, 2001 through December 17, 2001, together with such customers' names and addresses.

              Article VII. Representations and Warranties of Buyer

     Except as specifically disclosed in the disclosure schedule supplied by Buyer to Seller and dated as of the date hereof (the "Buyer Disclosure Schedule"), which Buyer Disclosure Schedule shall be deemed to be representations and warranties of Buyer as if made herein, Buyer represents and warrants to Seller as of the date hereof, as follows:

     Section 7.01 Corporate Organization.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Buyer is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on it, or materially impair or delay its ability to perform its respective obligations hereunder.

     Section 7.02 Authority of Buyer.

     Buyer has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the other agreements to be executed and delivered by Buyer at the Closing (the "Buyer Closing Documents") and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has taken all action required by Law, its Certificate of Incorporation, its Bylaws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the Buyer Closing Documents by the Buyer, and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and the Buyer Closing

Documents have been duly and validly executed and delivered by Buyer, and, when executed and delivered by Seller as necessary, each will constitute a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 7.03 Consents and Approvals.

     (a) All consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority (each a "Buyer Governmental Consent") that are required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer and the Buyer Closing Documents, and Buyer's performance of its obligations hereunder or thereunder are set forth on Schedule 7.03(a). Each Buyer Governmental Consent has been obtained, except to the extent that the failure to obtain such Buyer Governmental Consent would not have an Adverse Effect.

     (b) All consents, waivers, approvals, authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) (each a "Buyer Third Party Consent") that are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Buyer Closing Documents, and Buyer's performance of its obligations hereunder or thereunder are set forth on Schedule 7.03(b). Each Buyer Third Party Consent has been obtained, except to the extent that the failure to obtain such Buyer Third Party Consent would not have an Adverse Effect.

     Section 7.04 Non-Contravention by Buyer.

     The execution and delivery by Buyer of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a)  conflict  with or result in a violation or breach of any of the terms,
conditions  or  provisions  of  the  Certificate  of   Incorporation   or  other
organizational documents of Buyer;

     (b) conflict with or result in a violation or breach of any term or provision of any Law applicable to Buyer other than such conflicts, violations or breaches as would not have an Adverse Effect; or

     (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance (other than a Permitted Encumbrance) upon any Contract to which Buyer is a party or by which Buyer or any of its assets is bound, other than such conflicts, breaches or defaults as would not have an Adverse Effect.

     Section 7.05 Litigation.

     There are no Actions or Proceedings pending, or to the Knowledge of Buyer threatened or anticipated, against, relating to, affecting or arising in connection with (a) this Agreement or (b) the transactions contemplated by this Agreement. Buyer is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations hereunder.

     Section 7.06 Financing.

     Buyer will have funds sufficient to pay the Closing Payment on the Closing Date.

     Section 7.07 Brokers.

     Buyer has not retained any broker in connection with the transactions contemplated hereunder. Seller has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Buyer.



                     Article VIII. Covenants of the Parties

     Section 8.01 Cooperation.

     (a) Each Party shall cooperate fully with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including Seller's cooperation in the efforts of Buyer to obtain any consents and approvals of any Governmental or Regulatory Authority required for Buyer to be able to own the Purchased Assets and Product Inventory.

     (b) As soon as reasonably practicable after the Closing, (i) Seller shall deliver or cause to be delivered to Buyer physical possession of all tangible personal property included in the Purchased Assets, including the Regulatory Approvals and the Books and Records and (ii) Seller and Buyer shall jointly effectuate the delivery to the FDA notice that Seller has transferred to Buyer the title to the NDA, together with all other notices and filings of Buyer required by applicable Laws.

     (c) From and after the Closing Date, Seller shall use its commercially reasonable efforts in assisting Buyer in effecting an orderly transition of the conduct by Buyer of the Business following the Closing.

     Section 8.02 Access.

     (a) From the date hereof until the Closing, Seller shall, and shall cause its relevant Affiliates to, permit Buyer and its representatives to have access, during regular business hours and upon reasonable agreed upon times, to the

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

assets of the Business that will be Purchased Assets and Product Inventory, subject to reasonable rules and regulations of Seller and any applicable Laws. Seller shall instruct its employees, counsel and financial advisors to cooperate with Buyer in its investigation of the Business; it being understood that Buyer shall reimburse Seller promptly for reasonable and necessary out of pocket expenses incurred by Seller or any Affiliate of Seller in complying with any such request by or on behalf of Buyer.

     (b) Upon the request of Seller, Buyer shall at all times following the Closing, to the extent permitted by Law, grant to Seller and its representatives the right, during normal business hours and at reasonably agreed upon times, to inspect and copy the Books and Records and other documents in Buyer's possession to the extent pertaining to the operation of the Business prior to the Closing Date for Tax purposes and in connection with Actions or Proceedings (except as otherwise stated in Section 8.02(c) below); provided that Seller shall reimburse Buyer promptly for its reasonable and necessary out-of-pocket expenses incurred by Buyer in complying with any such request.

     (c) Buyer agrees to keep and maintain all Books and Records and other documents in existence on the Closing Date and make personnel of Buyer or its Affiliates available to Seller or its representatives to the extent such access is reasonably related to any Excluded Assets or otherwise necessary for Seller to comply with or enforce the terms of this Agreement or comply with any applicable Law, for any periods required by applicable Law; it being understood that Seller shall reimburse Buyer promptly for reasonable and necessary out of pocket expenses incurred by Seller or any Affiliate of Seller in complying with any such request by or on behalf of Buyer.

     Section 8.03 Public Announcements.

     Neither Seller nor Buyer shall issue any press release or make any public announcement or filing with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party, except as may be required by applicable Law upon the advice of counsel and only if (a) the disclosing Party provides the non-disclosing Party with a reasonable opportunity to first review the release, first filing with respect to the transactions contemplated hereby in which this Agreement is to be included as an exhibit thereto or other public announcement and (b) if requested by the nondisclosing Party, the disclosing Party uses its commercially reasonable efforts to have requested portions of such public filing afforded confidential treatment.

     Section 8.04 Non-Solicitation.

     Buyer agrees that, without the prior written consent of Seller, for a period commencing on the date hereof and expiring on the [***] anniversary of the Closing Date, Buyer will not directly or indirectly (a) induce, encourage or solicit any officer or employee of Seller or any of its Affiliates providing services to the Business prior to the Closing to leave such employment or to accept any other position or employment with Buyer or (b) assist any Affiliate or representative of Buyer in doing the above.

     Section 8.05 Corporate Names.

     (a) Except as set forth in this Section 8.05, following the Closing, Buyer shall not have any rights by virtue of this Agreement or any of the transactions or agreements contemplated hereby to any names, trademarks, trade names, trade dress or logos relating to Seller or any of the Affiliates of Seller or any of their products other than those included in the Intellectual Property (the "Corporate Names").

     (b) Buyer may use the Corporate Names in connection with its operation of the Business for up to twelve (12) months following the Closing (or such shorter period as any Governmental or Regulatory Authority shall designate), solely in connection with the sale and distribution of any items of Product Inventory and other Product that bear any of the Corporate Names, it being understood that Buyer will use all commercially reasonable efforts to use or sell such items of Product Inventory and Product bearing Seller's name prior to selling any other Product under the trademark or trade name of the Buyer.

     Section 8.06 Assistance in Collecting Certain Amounts.

     From and after the Closing Date, Buyer shall, and shall cause its Affiliates to, remit promptly to Seller or Seller's relevant Affiliate any payments or other sums received by Buyer or its Affiliates that relate to any sales, shipments or other matters occurring before the Closing Date or that otherwise are properly for the account of Seller or its Affiliates. If, within twelve (12) months after the Closing Date, Seller or any Affiliate thereof shall wish to make a claim or otherwise take action with respect to an Excluded Asset or Excluded Liability (including, an Account Receivable), Buyer shall, and shall cause its Affiliates to, assist, cooperate and consult with Seller and its Affiliates with respect to such action; provided that Seller promptly shall reimburse Buyer for all reasonable out-of-pocket expenses incurred by Buyer or its Affiliates in complying with Buyer's obligations under this Section 8.06, and provided further, that such assistance and cooperation shall not require instituting or initiating any judicial or other proceedings or taking of any action which would harm or have a reasonable likelihood of harming the relationship between the Buyer and the obligor of such Excluded Asset, Excluded Liability or Account Receivable. From and after the Closing Date, Seller shall, and shall cause its Affiliates to, remit promptly to Buyer any payments or other sums received by Seller or its Affiliates that relate to any sales or shipments made by Buyer after the Closing Date and Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to as promptly as practicable transmit to Buyer all written inquiries or orders relating to the Business that are received by Seller or its Affiliates following the Closing Date; provided that Buyer promptly shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller or its Affiliates in complying with Seller's obligations under this Section 8.06.

     Section 8.07 Handling of Product Inventory.

     From and after the Closing, Buyer shall hold, store, and ship any Product Inventory in accordance with (a) all applicable Laws, (b) current good manufacturing practices, (c) the applicable Regulatory Approvals, and (d) applicable analytical methods and procedures, material specifications, master batch records, and stability protocols.

     Section 8.08 Differentiation of Product.

     From and after the Closing, products and goods of the Business manufactured, finished or sold by, or on behalf of Buyer shall be distinguished from products and goods of the Business manufactured, finished or sold by, or on behalf of, Seller and its Affiliates, by lot number.

     Section 8.09 Regulatory Matters.

     (a) Except as expressly set forth in Section 8.01(b), from and after the Closing, Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of the Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority (whether related to Product sold before or after transfer of such Regulatory Approval), (ii) taking all actions and conducting all communication with third parties in respect of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences in respect of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval).

     (b) At a mutually agreed upon time after the Closing, Seller shall provide Buyer with information relating to the investigation and reporting of adverse experiences regarding the Product for three (3) years prior to the Closing and all other information which is materially relevant to the safe use of the Product in Seller's possession as of the Closing. From and after the Closing, Seller promptly (and in any event within a time frame that reasonably permits Buyer to comply with the time periods required by Law, but in no event later than 12 days) shall submit to Buyer all adverse drug experience information or customer complaints brought to the attention of Seller in respect of the Product, as well as any material events and matters concerning or affecting the safety or efficacy of the Product. Subject to Section 8.14 hereof, after the Closing, Buyer shall have all responsibility for required reporting of adverse experiences for the Product. In addition, Seller shall cooperate with Buyer's reasonable requests and use commercially reasonable efforts to assist Buyer in connection with the investigation of and response to any complaint or adverse drug experience related to a Product sold by or on behalf of Seller or its Affiliates.

     (c) From and after the Closing, Buyer, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval), including recalls required by any Governmental or Regulatory Authority and recalls of units of Product sold by or on behalf of Seller or its Affiliates deemed necessary by Seller in its reasonable discretion; provided, however, that Seller shall reimburse Buyer for the reasonable expenses and costs of conducting recalls relating to Products sold by or on behalf of Seller prior to the Closing and Product Inventory, including the costs of notifying customers, the costs associated with shipment of such recalled Products, the price paid for such Product Inventory, and reasonable credits extended to customers in connection with the recall. Seller

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

promptly shall notify Buyer in the event that a recall of Product sold by or on behalf of Seller or its Affiliates is necessary.

     Section 8.10 Product Returns, Chargebacks and Rebates.

     (a) Product Returns. For the period from the Closing through [***], Seller will, at its sole cost and expense, process and issue credits (or render payment in such other form as Seller may determine) for all returned Product bearing Seller's NDC numbers and evidenced by lot number as being sold by or on behalf of Seller. Such handling of returned Products by Seller, and the issuance of any credits or other form of reimbursement in connection therewith, shall be in accordance with Seller's then current returned goods policy. Buyer will process, and be solely responsible for reimbursements with respect to Product returns arising with respect to, or resulting from, shipping errors, damage in transit and shortages relating to Buyer's sales of Products after the Closing and Product with Buyer's NDC number.

          (i) All Products returned to Buyer through [***], bearing Seller's NDC numbers and evidenced by lot number as sold by or on behalf of Seller shall be the financial responsibility of Seller.

          (ii) Effective as of [***], Buyer shall be solely and exclusively responsible for processing any and all returned Products (including all returned Products bearing Seller's NDC's) and for the issuance of any and all credits or other reimbursement therefor. Any and all returned Products received by Seller on and after [***] will be destroyed by Seller, and Seller will, after such destruction, forward to Buyer any necessary accompanying documentation to determine the appropriate credit. Except as otherwise provided herein, Buyer and Seller will not bill one another for costs incurred strictly for the processing of claims for returned Products. Seller and Buyer will use reasonable efforts in requesting that customers direct all Product returns after [***] to Buyer.

          (iii) Buyer and Seller shall be responsible for handling the destruction of any Product returned to their respective returns handling facility. If Buyer or Seller destroys Product for which the other was financially responsible as set forth in this Section, that party shall bill the other party for the cost of the destruction. Each such invoice shall set forth the number of units processed, together with such other information as shall be necessary to support the invoice. Each party shall, within thirty (30) days of its receipt of invoice, pay the other party for the full invoiced amount.

     (b) Government Rebates. Seller shall be responsible for all rebates pursuant to any government rebate programs with respect to government claims for the Products indicating Seller's NDC numbers and dispensed prior to [***]. Buyer shall reimburse Seller for all rebates that Seller is obligated to pay with respect to government claims for the Product dispensed after [***] (it being understood and agreed that the dispense date contained in any report from a state rebate program shall be used for purposes of determining the date of such claim). All payments due Seller under this Section shall be made within thirty
(30) days of submission to Buyer of invoices that describe the requested payments in reasonable detail.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     (c) Chargeback Claims. Except as limited in Section 8.10(d) below, Seller shall be financially responsible for all chargeback claims for the Products with a chargeback invoice dated (i.e. date of sale from the wholesaler to the wholesaler customer, subsequently referred to as the "Activity Date") prior to [***] (the "Transition Chargebacks"). Buyer shall process and be financially liable for all chargeback claims with an Activity Date subsequent to [***]. Notwithstanding the foregoing, the parties acknowledge that the VA National Acquisition Center must approve the removal of the Products from Seller's Federal Supply Schedule ("FSS") before the responsibility of processing such rebates is transferred from Seller to Buyer. Accordingly, in the event such approval is not obtained prior to [***], Seller shall continue to be responsible for processing the FSS chargebacks on Buyer's behalf, and Buyer shall reimburse Seller for same. Buyer and Seller agree that (a) Seller's financial liability for the Transition Chargebacks shall be limited to those commercial customers with which Seller has chargeback obligations as of the Closing, and (b) any such chargebacks issued by Seller shall be made on terms and conditions comparable to Seller's obligations as of the Closing with respect to each customer and shall be based on Seller's terms of respective agreements as of the Closing.

     Section 8.11 Compliance Audits.

     From and after the Closing, from time to time as Seller may elect, during normal business hours and upon not less than three (3) days prior written notice to Buyer, Buyer shall permit duly authorized representatives of Seller to review and inspect the premises, facilities, Product Inventory, records and documentation maintained by Buyer for the purpose of determining compliance by Buyer with its obligations under this Agreement.

     Section 8.12 Labeling Requirements.

     Following the Closing, Buyer shall promptly and at its own expense use all reasonable efforts to obtain such FDA approvals necessary for Buyer Labeling for the Product to be manufactured after the Closing and, promptly comply with such FDA approvals upon receipt thereof.

     Section 8.13 Acknowledgement by Buyer of Restrictive Covenant.

     Buyer hereby specifically acknowledges and agrees that it has read Article 10 of the P&G Asset Purchase Agreement (the "Restrictive Covenant") and that it understands the terms contained therein.

     Section 8.14 Transitional Regulatory Services.

     During a transitional period of up to [***] following the Closing (or such lesser period as it takes for Buyer to complete arrangements for the assumption of such regulatory activities), and in accordance with the terms and conditions of the Transition Services and Regulatory Plan, Seller and its Affiliates shall maintain the Regulatory Approvals and perform other regulatory compliance activities required to be performed under the Regulatory Approvals (to the extent that such activities have not then been assumed by Buyer) in a manner consistent with the regulatory procedures of Seller and its Affiliates in place for the Product as of the date hereof. All costs and expenses for such

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

maintenance and performance will be the responsibility of Buyer; provided, that Buyer shall not be responsible for Seller's general overhead or other similar internal costs or expenses of Seller. Buyer shall make all filings with, and take all other actions required by, applicable Governmental or Regulatory Authorities that are necessary to permit Seller and its Affiliates to provide the maintenance and performance contemplated by this Section 8.14. Buyer hereby covenants and agrees to use all commercially reasonable efforts to complete the arrangements for the assumption of such regulatory activities as soon as practicable after the Closing.

     Section 8.15 Non-Competition.

     Seller agrees that for a period of [***] commencing on the Closing Date, unless acting pursuant hereto or pursuant to the Supply Agreement or acting with the prior written consent of the Buyer, neither Seller nor Elan Pharmaceuticals, Inc. will actively sell or promote in the Territory any pharmaceutical product for the treatment of pediatric urinary tract infection which contains nitrofurantoin as its active pharmaceutical ingredient and has substantially the same formulation as the Product (a "Competing Product"); provided, however, that
(A) passive investment by Seller, Elan Pharmaceuticals, Inc. and/or any of their Affiliates, which shall not exceed a [***] percent ([***]%) equity interest in the aggregate, in a Person who develops, manufactures, markets or distributes any Competing Product shall not be deemed to be a violation of this Section 8.15; and (B) nothing herein shall restrain or prevent Seller, Elan Pharmaceuticals, Inc. or any of their Affiliates from purchasing or otherwise acquiring any Person (or part thereof) that engages in the activities otherwise restricted pursuant to this Section 8.15 if such Person's total sales to unaffiliated entities attributable to Competing Products on the date of such purchase or acquisition or thereafter do not exceed [***] ([***]%) of such Person's total sales. The Parties hereto agree that the duration, geographic scope and other provisions set forth in this Section 8.16 are reasonable. In the event that any court of competent jurisdiction determines that the duration, geographic scope or any other provisions are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that such provision shall be interpreted in accordance with Section 13.09 hereof. Seller agrees on behalf of itself and Elan Pharmaceuticals, Inc. that damages are an inadequate remedy for any breach of the provisions set forth in this Section
8.15 and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to an injunction restraining any further breach of such provisions.

     Section 8.16 Audit Financial Information.

     Buyer has informed Seller that the consummation of the transactions contemplated hereby will require Buyer to file a Current Report on Form 8-K in accordance with the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, pursuant to Items 2 and 7 of Form 8-K (the "8-K Filing"). Buyer acknowledges and agrees that subsequent to Closing, Seller will conduct an audit of certain financial information related to the Product and the Business for purposes of making the 8-K Filing pursuant to the terms hereof, with respect to the results of such audit to be provided to Buyer on or before January 31, 2002. During normal business hours, upon reasonable prior notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller and its Affiliates, Seller shall provide and shall cause its Affiliates to provide, until February 28, 2002, Buyer and its representatives reasonable access to the books, records, financial information and personnel of Seller insofar as such books, records and financial information relate to the Product and the Business as conducted by Seller prior to the Closing Date as is reasonably necessary to make the 8-K Filing or an amendment thereto. All costs and expenses related to such audit shall be the responsibility of the Buyer. Buyer's access to such books, records, financial information and personnel of the Seller and its Affiliates shall be subject to the same restrictions as set forth in Section 13.01. Any third party auditor utilized by Buyer pursuant to this Section 8.16 shall be selected by Seller, subject to Buyer's prior written consent, which shall not be unreasonably withheld, and such third party auditor will only be permitted to conduct such audit if it executes a confidentiality agreement with Seller or any of its Affiliates affected by such audit.

     Section 8.17 Government Multi-Product Contracts.

     From and after the Closing Date, Buyer shall honor and perform all obligations and liabilities of Seller arising subsequent to Closing and relating to the Product under and pursuant to each Government Multi-Product Contract, until such time as Seller has terminated each such Government Multi-Product Contract as provided below. Seller agrees that after the Closing Date it will not take any action with respect to any Government Multi-Product Contract that would extend the term of such Government Multi-Product contract with respect to the Product, create or agree to any additional obligations with respect to the Product, or otherwise adversely affect Buyer or the Business, without the prior written consent of Buyer, although Seller may enter into a separate agreement with such government party, provided that such agreements do not contain any provisions relating to the Product or the Business. Buyer hereby covenants and agrees to use all commercially reasonable efforts to enter into Contracts as soon as practicable after the Closing by which Buyer will dispense Product through a Governmental or Regulatory Authority (such as the Medicaid program or a state equivalent), together with other pharmaceutical products of Buyer ("Buyer Government Multi-Product Contracts"). Seller agrees to coordinate its termination of the rights and obligations of Seller with respect to the Product under each Government Multi-Product Contract, to the extent permitted by the terms thereof, with Buyer's timing of Buyer's entry into the Buyer Government Multi-Product Contracts.

     Section 8.18 Further Assurances.

     (a) On and after the Closing, Seller shall from time to time, at the request of Buyer, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Purchased Assets and the Product Inventory.

     (b) Seller shall use all commercially reasonable efforts to obtain the P&G Consents without cost to Buyer.

     (c) Seller shall use all commercially reasonable efforts to obtain for Buyer, without cost to Buyer, through Seller's negotiations with P&G, a six (6) month extension of the P&G Manufacturing Agreement over its current term on substantially the same terms and conditions as currently in effect.

     (d) Seller shall use all commercially reasonable efforts to obtain for Buyer, without cost to Buyer, through Seller's negotiations with P&G an agreement with P&G to supply to Buyer for at least five (5) years subsequent to Closing nitrofurantoin as the active pharmaceutical ingredient of the Product.

     (e) On and after the Closing, Buyer shall from time to time, at the request of Seller, take such actions as Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including Buyer's assumption of the Assumed Liabilities.

     Section 8.19 Notice to Customers.

     Seller agrees to cooperate with Buyer, at Buyer's request, in the notification to customers of the transactions contemplated by this Agreement and Seller agrees not to notify any customer of such transactions without the consent of Buyer. Such notification shall be in such form as is reasonably satisfactory to both Buyer and Seller and shall be negotiated as soon as reasonably practicable after the Closing.



              Article IX. Conditions to the Obligations of Seller

     The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), at or before the Closing, of each of the following conditions:

     Section 9.01 [Intentionally Omitted]

     Section 9.02 No Actions or Proceedings.

     No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

     Section 9.03 Consents.

     All Buyer Governmental Consents and Buyer Third Party Consents shall have been obtained or made.

     Section 9.04 Closing Deliveries.

     Buyer shall have executed and delivered, or caused to be executed and delivered, the documents required to be executed and delivered by or on behalf of Buyer pursuant to Section 5.02(b) hereof.

     Section 9.05 Other Closing Deliveries.

     Buyer shall have delivered to Seller such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by Seller.

               Article X. Conditions to the Obligations of Buyer

     The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Buyer), at or before the Closing, of each of the following conditions:

     Section 10.01 [Intentionally Omitted].

     Section 10.02 No Actions or Proceedings.

     No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

     Section 10.03 Consents.

     All Seller Governmental Consents and Seller Third Party Consents shall have been obtained or made.

     Section 10.04 Closing Deliveries.

     Seller shall have executed and delivered, or caused to be executed and delivered, the documents required to be executed and delivered by or on behalf of Seller pursuant to Section 5.02(a) hereof.

     Section 10.05 Other Closing Deliveries.

     Seller shall have delivered to Buyer such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by Buyer.

                          Article XI. Indemnification

     Section 11.01 Survival of Representations, Warranties, Etc.

     The representations and warranties of Seller and Buyer contained in this Agreement, including the representations and warranties of Seller and Buyer set forth in Article VI and Article VII hereof, shall survive the Closing and remain in full force and effect until the Expiration Date, and all covenants and agreements made herein (except as otherwise expressly set forth herein) shall survive the Closing indefinitely. All representations and warranties contained in Article VI and Article VII of this Agreement and all claims with respect thereto shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to Section 11.02(a)(i) or 11.02(b)(i) shall have been given prior to the Expiration Date and such notice describes with specificity the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

     Section 11.02 Indemnification.

     (a) By Seller.  Subject to Sections  11.03 and 11.04 of this  Agreement and
Section 8.14 of the Supply Agreement, from and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses (including interest, penalties and reasonable fees and disbursements of attorneys and experts paid in connection with the investigation, defense or settlement of any of the foregoing) (collectively, the "Damages"), to the extent relating to or resulting from (i) any inaccuracy or breach of any representation or warranty of Seller herein or in any other Seller Closing Document; (ii) any breach or default of a covenant or agreement of Seller herein or in any Seller Closing document; (iii) Seller's conduct of the Business prior to the Closing (other than with respect to the Assumed Liabilities); and (iv) the failure of Seller to pay, perform or discharge any Excluded Liabilities.

     (b) By Buyer. Subject to Sections 11.03 and 11.04, from and after the Closing, Buyer shall indemnify, reimburse, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any and all Damages resulting from (i) any inaccuracy or breach of any representation or warranty of Buyer herein or in any Buyer Closing Document,
(ii) any breach or default of a covenant or agreement of Buyer herein or in any Buyer Closing Document; (iii) Buyer's conduct of the Business from and after the Closing; (iv) the failure of Buyer to pay, perform or discharge any Assumed Liabilities; and (v) any payments that Seller may be obligated to make on behalf of Buyer under any agreement between Buyer and P&G.

     (c) Procedures. The indemnified Party (the "Indemnified Party") shall give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under
Section 11.02(a) or Section 11.02(b), provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is materially prejudiced thereby. Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "Indemnitees" and each an "Indemnitee") shall be made solely by such Party to this Agreement.

     (d) Third Party Claims. The obligations of an Indemnifying Party under this
Section 11.02 with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in Section 11.02(a) or
Section 11.02(b) (a "Third Party Claim") shall be governed upon the following additional terms and conditions:

          (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in subsection (ii) below, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Damages incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

          (ii) Without limiting Section 11.02(d)(i), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless (A) the employment thereof has been specifically authorized in advance by the Indemnifying Party in writing, (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.02(d)(i) (in which case the Indemnified Party shall control the defense) or (C) if the Indemnified Party and the Indemnifying Party are both named parties to the proceeding and the Indemnified Party has reasonably concluded that there may be one or more legal defenses that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Party shall be liable for all legal expenses incurred by the Indemnified Party in furtherance thereof).

          (iii) With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise materially adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its reasonable discretion, shall deem appropriate; provided, however, that the Indemnifying Party shall have obtained a full release from such Third Party in connection with any such settlement or disposition. With respect to all other Damages in connection with Third Party

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.02(d)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of Damages by an Indemnitee that is reached without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed.

          (iv) Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnified Party controls the defense of the claim, the Indemnifying Party shall cooperate with the Indemnified Party on the terms described above.

     (e) Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnity the Indemnified Party.

     Section 11.03 Limitations.

     (a) In no event shall Seller be liable for any Damages pursuant to Section 11.02(a) of this Agreement unless and until the aggregate amount of all such Damages under this Agreement exceeds [***] Dollars ([***]), in which case Seller shall be liable for all such Damages including the first [***] Dollars ($[***]) of Damages.

     (b) In no event shall the aggregate liability of Seller for any Damages pursuant to Section 11.02(a) exceed an aggregate amount equal to [***] Dollars ($[***]); and further, in no event shall the aggregate liability of Seller for any Damages other than Damages arising out of Third Party Claims based upon product liability claims or threatened claims or injuries caused by either (x) Product sold prior to the Closing or (y) Product Inventory (other than to the extent that the subject product liability claims or threatened claims or injuries with respect to Product Inventory are due to the acts or omissions of Buyer) exceed an aggregate amount equal to [***] Dollars ($[***]).

     (c) The amount of any Damages under Section 11.02(a) or Section 11.02(b) shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party relating to such claim.

     (d) Except with respect to claims based on fraud, notwithstanding any other terms or provisions of this Agreement or any terms or provisions under or pursuant to any other agreement to which Buyer and Seller are parties, including the Supply Agreement (including Section 8.14 thereof), the right of the Buyer Indemnified Parties to indemnification under this Article XI shall be the sole and exclusive remedy, without duplication, of the Buyer Indemnified Parties with respect to claims incurred in connection with, arising out of, resulting from or incident to (i) any inaccuracy or breach of any representation or warranty of Seller herein or in any other Seller Closing Document; (ii) any breach or default of a covenant or agreement of Seller herein, or in any other Seller Closing document; (iii) Seller's conduct of the Business prior to the Closing; or (iv) the failure of Seller to pay, perform or discharge any Excluded Liabilities.

     (e) Except with respect to claims based on fraud, notwithstanding any other terms or provisions of this Agreement or any terms or provisions under or pursuant to any other agreement to which Buyer and Seller are parties, including the Supply Agreement (including Section 8.14 thereof), the right of the Seller Indemnified Parties to indemnification under this Article XI shall be the sole and exclusive remedy, without duplication, of the Seller Indemnified Parties with respect to claims incurred in connection with, arising out of, resulting from or incident to (i) any inaccuracy or breach of any representation or warranty of Buyer herein or in any other Buyer Closing Document; (ii) any breach or default of a covenant or agreement of Buyer herein or in any other Buyer Closing Document; (iii) Buyer's conduct of the Business from and after the Closing; or (iv) the failure of Buyer to pay, perform or discharge any Assumed Liabilities; and (v) any payments that Seller is obligated to make on behalf of Buyer under any agreement between Buyer and P&G.

     Section 11.04 Limitation of Liability

     NOTWITHSTANDING  ANYTHING  TO THE  CONTRARY IN THIS  AGREEMENT  (SUBJECT TO
SECTION 8.14 OF THE SUPPLY AGREEMENT), NEITHER SELLER NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE BUYER OR ANY THIRD PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF
SELLER OR ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

                      Article XII. [Intentionally Omitted]

                          Article XIII. Miscellaneous

     Section 13.01 Confidentiality.

     (a) In addition to the restrictions contained in Section 8.03, after the Closing, no Party (a "Disclosing Party") shall, without the prior written consent of the other Party (the "Non-disclosing Party"), disclose to any Person Confidential Information (as defined below) of the Non-disclosing Party, except to a Disclosing Party's or its Affiliates employees or representatives who need to know such information for any reason contemplated by this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or use any Confidential Information of the Non-disclosing Party for any reason other than contemplated by this Agreement unless such Disclosing Party has (i) consulted with the Non-disclosing Party and obtained the Non-disclosing Party's prior written consent, and (ii) been advised by counsel that disclosure is required to be made under applicable Law or the requirements of a national securities exchange or another similar regulatory body. In the event that the Disclosing Party is requested or required by documents, subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Disclosing Party shall provide the Non-disclosing Party with prompt written notice of such request or demands or other similar process so that the Non-disclosing Party may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Disclosing Party's compliance with the provisions of this
Section 13.01(a) as appropriate.

     (b) The term "Confidential Information" as used in this Section 13.01 means
(i) as to Buyer, all confidential information relating to Buyer's business, the Purchased Assets, the Product Inventory and the Assumed Liabilities, and (ii) as to Seller, all confidential information relating to the Business (other than the Purchased Assets, Product Inventory and the Assumed Liabilities) and the business and operations of the Seller and its Affiliates, including the Excluded Assets and the Excluded Liabilities or other obligations other than the Assumed Liabilities, in each of (i) and (ii) whether disclosed prior to or after the date hereof. The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by the Disclosing Party, or becomes available to the Disclosing Party on a non-confidential basis from a source other than the Non-disclosing Party, provided that such source is not bound by a confidentiality agreement with the Non-disclosing Party.

     (c) This Section 13.01 supercedes and replaces in its entirety that certain letter agreement relating to confidentiality previously entered into between Seller or its Affiliate and Buyer in connection with the negotiation of the transactions contemplated by this Agreement.

     Section 13.02 Notices.

     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

     If   to Buyer to:  First  Horizon  Pharmaceutical  Corporation
                        660 Hembree Parkway,  Suite 106
                        Roswell,  GA 30076
                        Attention:  Vice  President of
                        Corporate Development Facsimile: (770) 442-9594

     With copies to:
                        Burke, Warren, McKay & Serritella, P.C.
                        330 North Wabash, 22nd Floor
                        Chicago, IL 60611
                        Attention: Christopher R. Manning
                        Facsimile: (312) 840-7900

     If to Seller to:   Dura Pharmaceuticals, Inc.
                        7475 Lusk Boulevard
                        San Diego, CA 92121
                        Attention:  Vice President Finance
                        and Vice President Commercial and Legal Affairs
                        Facsimile:  (858) 657-0981

                  and

                        Elan Pharmaceuticals, Inc.
                        7474 Lusk Boulevard
                        San Diego, CA 92121
                        Attention: Vice President Finance
                        and Vice President Commercial and Legal Affairs
                        Facsimile:  (858) 657-0981

     With copies to:    Brobeck, Phleger & Harrison, LLP
                        12390 El Camino Real
                        San Diego, CA 92130
                        Attention:  Faye H. Russell, Esq.
                        Facsimile: (858) 720-2555

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation and (iii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto in accordance with the terms of this Section.

     Section 13.03 Entire Agreement.

     This Agreement (and all Exhibits, including, without limitation, the Supply Agreement, and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof and contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof.

     Section 13.04 Waiver.

     Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     Section 13.05 Amendment.

     This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

     Section 13.06 Third Party Beneficiaries.

     The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

     Section 13.07 Assignment; Binding Effect.

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld or delayed) and any attempt to do so will be void; provided, however, such prior written consent will not be required with respect to an assignment by either Party (i) to an Affiliate of such Party so long as such Party remains bound by the terms hereof; or (ii) in connection with a merger, sale or transfer involving all or substantially all of the assets of such Party. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

     Section 13.08 Headings.

     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof

     Section 13.09 Severability.

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

     Section 13.10 Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

     Section 13.11 Expenses.

     Except as otherwise provided in this Agreement, each Party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     Section 13.12 Counterparts.

     This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 13.13 Schedules, Exhibits and Other Agreements.

     The  Exhibits,  Schedules,  other  agreements,   certificates  and  notices
specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto all as of the date first above written.

                                  DURA PHARMACEUTICALS, INC.



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                                  FIRST HORIZON PHARMACEUTICAL CORPORATION



                                  By:  /s/ Balaji Venkataraman
                                     -------------------------------------------
                                     Name:   Balaji Venkataraman
                                     Title:  EVP, Corp. Dev./CFO






                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    Exhibit A

                        INTELLECTUAL PROPERTY ASSIGNMENT

                                    Exhibit B

                              TRADEMARK ASSIGNMENT

                                    Exhibit C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT D

                                  BILL OF SALE

                                    EXHIBIT E

                                SUPPLY AGREEMENT

                                    EXHIBIT F

                            TRANSITION SERVICES PLAN



1426813